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                                                                  EXHIBIT 10.5

                          CASH FLOW SUPPORT AGREEMENT

            AGREEMENT dated as of October 18, 1996, by SPECIAL METALS CORPORATION, a Delaware corporation ("Special Metals") and SOCIETE INDUSTRIELLE DE MATERIAUX AVANCES, a societe anonyme organized under the laws of the Republic of France ("SIMA"), in favor of CREDIT LYONNAIS NEW YORK BRANCH, a New York-licensed branch of Credit Lyonnais, S.A., a banking corporation organized and existing under the laws of the Republic of France, in its capacity as agent (in said capacity, together with any successor thereto in said capacity, herein called the "Agent") under the Credit Agreement referred to below and the Lenders (the "Senior Lenders") and Issuing Bank (the "Issuing Bank") party thereto (the Agent, the Senior Lenders and the Issuing Bank herein collectively called the "Senior Creditors" and each a "Senior Creditor").

                                   RECITALS:

            A. Concurrently herewith Special Metals and the Senior Creditors are entering into a Credit Agreement dated as of the date hereof (as it may be amended , supplemented or otherwise modified from time to time, herein called the "Credit Agreement") providing for the making of loans by the Senior Lenders to Special Metals (the "Senior Loans"), and the issuance of letters of credit by the Issuing Bank for account of Special Metals (the "Senior Letters of Credit"), in the amounts, and subject to the terms and conditions, specified in the Credit Agreement.

            B. The execution and delivery of this Cash Flow Support Agreement and the undertaking of SIMA to make subordinated loans to Special Metals pursuant hereto constitute conditions precedent to the obligation of the Senior Lenders to make Senior Loans and the obligation of the Issuing Bank to issue Senior Letters of Credit pursuant to the terms of the Credit Agreement.

            C. SIMA owns 48% of the outstanding shares of voting stock of Special Metals' sole shareholder and will derive substantial benefits from the credit being extended to Special Metals pursuant to the Credit Agreement.

            ACCORDINGLY, in consideration of the premises, and in order to induce the Senior Creditors to execute and deliver the Credit Agreement, the Senior Lenders to make and maintain the Senior Loans and participate in the Senior Letters of Credit, and the Issuing Bank to issue and maintain the Senior Letters of Credit, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SIMA and Special Metals hereby agree with each other and with the Senior Creditors as follows:

            1.    Certain Definitions.


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            (a) Capitalized terms that are not defined herein have the respective meanings ascribed to them in the Credit Agreement and, in addition, the following terms have the following meanings:


            "Agent" has the meaning specified in the preamble hereto.

            "Available SIMA Commitment" means at any time the amount, if any, by which the SIMA Commitment exceeds the aggregate principal amount of the SIMA Loans outstanding at such time.

            "Credit Agreement" has the meaning specified in Recital A.

            "Effective Date" has the meaning specified in Section 18.

            "Existing SIMA Agreement" has the meaning specified in Section 18.

            "Financial Compliance Loan" has the meaning specified in Section
2(a).

            "Financial Covenant Default" has the meaning specified in Section 2(a).

            "Issuing Bank" has the meaning specified in the preamble hereto.

            "Payment Default" has the meaning specified in Section 2(b).

            "Payment Default Loan" has the meaning specified in Section 2(b).

            "Post-Petition Interest" means any interest accrued on the Senior Debt after the commencement of a case, proceeding or other action with respect to Special Metals of the type described in Section 15(d).

            "Senior Creditor" and "Senior Creditors" have the respective meanings specified in the preamble hereto.

            "Senior Lenders" has the meaning specified in the preamble hereto.

            "Senior Debt" means all indebtedness and other liabilities and obligations of the Borrower under the Credit Agreement, any Senior Note or any other Loan Document including, without limitation, (i) the obligation to repay the Senior Loans in full when due, (ii) the obligation to pay interest on the Senior Loans (including, without limitation, Post-Petition Interest) at the rates and on the dates specified in the Credit Agreement, (iii) the obligation to pay the fees specified in the Credit Agreement in full when due at the rates and on the dates specified therein or in the Fee Letter, (iv) the obligation to reimburse the Issuing Bank in full for any payment made by it under a Letter of Credit as provided in the Credit Agreement, (v) the obligation to Cash Collateralize the Letters of Credit as provided in the Credit Agreement,


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(vi) the obligation to indemnify the Senior Creditors as provided in the Credit
Agreement or any other Loan Document, (vii) the obligation to pay costs and expenses as provided in the Credit Agreement or any other Loan Document, (viii)

the obligation to pay all other amounts specified in the Credit Agreement or any other Loan Document and (ix) all extensions, modifications, deferrals or renewals of any amount specified in clause (i) through (viii) above.

            "Senior Letters of Credit" has the meaning specified in Recital A.

            "Senior Loans" has the meaning specified in Recital A.

            "SIMA" has the meaning specified in the preamble hereto.

            "SIMA Commitment" has the meaning specified in Section 3.

            "SIMA Commitment Period" means the period commencing on the date hereof and ending on the first Business Day on which all of the following events shall have occurred: (i) all commitments of the Senior Creditors under the Credit Agreement to make Senior Loans or to issue or participate in Senior Letters of Credit shall have terminated, (ii) all Senior Letters of Credit shall have expired or been terminated, and (iii) the Senior Debt shall have been indefeasibly paid in full.

            "SIMA Loans" has the meaning specified in Section 3.

            "SIMA Note" has the meaning specified in Section 9.

            "Special Metals" has the meaning specified in the preamble hereto.

            "Subordination Agreement" means the Subordination Agreement dated as of the date hereof among Special Metals, SIMA and the Agent.

            (b) Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa.

            (c) Words of the neuter gender mean and include correlative words of the masculine and feminine gender.

            (d) Section and Schedule headings used in this Agreement are for convenience only and shall not affect the construction or meaning of any provisions of this Agreement.

            (e) Unless otherwise specified, the words "hereof", "herein", "hereunder" and other similar words refer to this Agreement as a whole and not just to the Section, subsection, paragraph or clause in which they are used; and the words "this Agreement" refer to this Cash Flow Support Agreement, as amended, modified or supplemented from time to time.


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            (f) Unless otherwise specified, the term "including", whenever used in this Agreement, shall be deemed to mean "including without limitation".


            (g) Unless otherwise specified, references to Sections, Recitals or Exhibits are references to Sections of, and Recitals and Exhibits to, this Agreement.

            2.    Obligation to Borrow.

            (a) If Special Metals shall violate any financial covenant set forth in Section 6.19 or 6.20 of the Credit Agreement (any such violation herein called a "Financial Covenant Default"), it shall request from SIMA pursuant to
Section 4(a), promptly and in any event no later than three Business Days after it determines that such Financial Covenant Default has occurred, a loan (a "Financial Compliance Loan") in a principal amount equal to the lesser of (i) an amount sufficient to cure such Financial Covenant Default or (ii) the then Available SIMA Commitment.

            (b) If Special Metals shall fail to make any payment in respect of the Senior Debt when due (any such failure herein called a "Payment Default"), it shall request from SIMA pursuant to Section 4(a), promptly and in any event no later than three Business Days after it determines that such Payment Default has occurred, a loan (a "Payment Default Loan") in a principal amount equal to the lesser of (i) an amount sufficient to cure such Payment Default or (ii) the then Available SIMA Commitment.

            3.    Commitment to Lend; Obligation to Lend Absolute.

            (a) SIMA hereby irrevocably and unconditionally (but subject to the terms and conditions of this Agreement) agrees to make Financial Compliance Loans and Payment Default Loans (collectively, the "SIMA Loans") to Special Metals from time to time during the SIMA Commitment Period in an aggregate principal amount at any one time outstanding not exceeding Six Million Dollars ($6,000,000) (the "SIMA Commitment"). SIMA Loans may be borrowed at any time during the SIMA Commitment Period, but may not be repaid or prepaid prior to the last day of the SIMA Commitment Period.

            (b) SIMA acknowledges and agrees that its obligation to make SIMA Loans to Special Metals pursuant to paragraph (a) of this Section 3 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which SIMA may have against Special Metals or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default hereunder (other than an Event of Default under Section 15(d) hereof) or under the Credit Agreement; (iii) any adverse change in the condition (financial or otherwise) of Special Metals or any of its Subsidiaries; (iv) any breach of this Agreement by Special Metals or any other Person; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


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            (c) SIMA may at the request of Special Metals, but shall have no obligation to, make loans to Special Metals which are not governed by this

Agreement, upon terms and conditions to be agreed upon by SIMA and Special
Metals.

            4.    Disbursement of SIMA Loans.

            (a) Each SIMA Loan shall be made within three Business Days after SIMA receives either (i) a request therefor from Special Metals, specifying the amount and borrowing date of such loan or (ii) a written notice from the Agent that a Financial Covenant Default or a Payment Default has occurred, which notice shall be substantially in the form of Exhibit B.

            (b) SIMA shall make the proceeds of each SIMA Loan available to Special Metals on the requested borrowing date for such Loan, by a wire transfer in U.S. dollars to the account maintained by Special Metals with the Agent at its office located at 1301 Avenue of the Americas, New York, New York 10019.

            5.    No Cancellation or Reduction of SIMA Commitment.

            During the SIMA Commitment Period, neither SIMA nor Special Metals shall have the right to cancel or reduce the SIMA Commitment or to reduce the SIMA Commitment Period without the prior written consent of the Majority Lenders (or the Agent acting on their behalf), and any such attempted cancellation or reduction without such consent shall be null and void.

            6.    Repayment and Prepayment of SIMA Loans.

            (a) After the last day of the SIMA Commitment Period, Special Metals shall repay any SIMA Loans that are then outstanding promptly upon demand from SIMA. SIMA shall make no demand for repayment of, and Special Metals shall have no obligation to repay, the SIMA Loans prior to the last day of the SIMA Commitment Period, unless an Event of Default shall have occurred under Section 15(d) and such repayment is not otherwise prohibited.

            (b) Special Metals shall not make any payment or prepayment in respect of the principal amount of the SIMA Loans, or allow any of its assets to be applied to such payment or prepayment, prior to the last day of the SIMA Commitment Period. If SIMA receives any payment or prepayment from Special Metals or out of its assets on account of the principal amount of the SIMA Loans prior to the last day of the SIMA Commitment Period, such payment or prepayment shall be held in trust for the benefit of the Senior Creditors, and shall be paid over to the Agent (for distribution to the Senior Creditors).

            7.    Interest on the SIMA Loans.

            Special Metals shall pay interest on the unpaid principal amount of each SIMA Loan for the period from (and including) the borrowing date for such Loan to (but excluding)


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the date such Loan shall be paid in full, at a rate per annum set by SIMA based on market conditions. Interest shall be paid in arrears at such time or times as SIMA may request, subject to the terms of the Subordination Agreement.

            8.    Place and Manner of Payment.

            All payments due to SIMA under or pursuant to this Agreement and the SIMA Note shall be made by Special Metals when due in U.S. Dollars and in immediately available funds at such address as SIMA may designate in writing from time to time.

            9.    The SIMA Note.

            The obligation of Special Metals to repay the principal amount of the SIMA Loans and to pay interest thereon as provided in this Agreement shall be evidenced by a promissory note substantially in the form of Exhibit A (the "SIMA Note"). SIMA shall endorse on the schedule attached to the SIMA Note the amount of each loan made by it hereunder and the amount of any payments or prepayments received by it in respect of principal or interest on each such loan. Any such endorsement shall constitute conclusive evidence of the accuracy of the information so recorded, absent manifest error. SIMA's failure to make any such notation shall not affect the obligation of Special Metals to repay the unpaid principal amount of and all accrued interest on the SIMA Loans.

            10. Use of Loan Proceeds; Obligation to Prepay the Loans. Special Metals shall use the proceeds of any Financial Compliance Loans or Payment Default Loans made to it hereunder, immediately upon its receipt thereof, solely to pay, repay or prepay the Senior Debt to the extent necessary to cure the relevant Financial Covenant Default or Payment Default, as the case may be (or, if the then Available SIMA Commitment is less than the amount necessary to avoid the occurrence of or cure such default, to prepay the Senior Debt to the extent of the then Available SIMA Commitment); provided, however, that if such payment would result in the prepayment of any Fixed Rate Loan prior to the last day of the Interest Period applicable thereto, the Borrower may deposit the amount of such prepayment in a cash collateral account with the Agent, as security for the Obligations, until the last day of the relevant Interest Period, at which time the amount in such cash collateral account shall be applied by the Agent to the prepayment of the Loans in accordance with the terms of the Credit Agreement.

            11.   Representations and Warranties of Special Metals.

            Special Metals hereby represents and warrants to SIMA and the Senior Creditors that:

            (a) Special Metals has full power and authority to execute and deliver this Agreement and the SIMA Note, to borrow hereunder and to incur and perform the obligations provided for herein or therein.


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            (b) The execution, delivery and performance of this Agreement and the SIMA Note by Special Metals, the borrowings by it hereunder, and the incurrence and performance of the obligations provided for herein or therein (i) have been duly authorized by all requisite corporate action of Special Metals,
(ii) do not require the approval of the stockholders of Special Metals, and
(iii) will not (1) violate any law or regulation or the certificate of incorporation or by-laws of Special Metals, (2) violate or constitute (with due notice or lapse of time or both) a default under any provision of any indenture, agreement, license or other instrument to which Special Metals is a party or by which it or any of its properties may be bound or affected, (3) violate any order of any court, tribunal or governmental agency binding upon Special Metals or any of its properties or (4) result in the creation or imposition of any lien or encumbrance of any nature whatsoever upon any assets or revenues of Special Metals.

            (c) No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by Special Metals of this Agreement or the SIMA Note or for the validity or enforceability hereof or thereof.

            (d) This Agreement and the SIMA Note constitute the legal, valid and binding obligations of Special Metals, enforceable against Special Metals in accordance with their respective terms.

            12.   Representations and Warranties of SIMA.

            SIMA hereby represents and warrants to Special Metals and the Senior Creditors that:

            (a) SIMA is a corporation duly organized, validly existing and in good standing under the laws of the Republic of France. SIMA has full power and authority to execute and deliver this Agreement and to incur and perform the obligations provided for herein.

            (b) The execution, delivery and performance of this Agreement by SIMA and the incurrence and performance by it of the obligations provided for herein, including its extensions of credit to Special Metals (i) have been duly authorized by all requisite corporate action of SIMA, (ii) do not require the approval of the stockholders of SIMA, and (iii) will not (1) violate any law or regulation or the certificate of incorporation or by-laws of SIMA, (2) violate or constitute (with due notice or lapse of time or both) a default under any provision of any indenture, agreement, license or other instrument to which SIMA is a party or by which it or any of its properties may be bound or affected, (3) violate any order of any court, tribunal or governmental agency binding upon SIMA or any of its properties or (4) result in the creation or imposition of any lien or encumbrance of any nature whatsoever upon any assets or revenues of SIMA.

            (c) No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for the


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execution, delivery or performance by SIMA of this Agreement or for the validity or enforceability hereof.

            (d) This Agreement constitutes the legal, valid and binding obligation of SIMA, enforceable against SIMA in accordance with its terms.

            13.   Covenants of Special Metals.

            Special Metals hereby covenants and agrees for the benefit of the Agent and the other Senior Creditors that so long as Special Metals may borrow, or request the issuance of letters of credit, under the Credit Agreement and until the Senior Debt has been indefeasibly paid in full and all the Senior Letters of Credit have expired or been terminated, Special Metals shall:

            (a) comply in all respect with its obligations under this Agreement and the SIMA Note;

            (b) notify the Agent in writing of each borrowing request made by Special Metals hereunder, which notice shall be delivered to the Agent no later than the close of business on the day on which such borrowing request is made by Special Metals, shall specify the amount and borrowing date of the requested SIMA Loan and whether such Loan is a Financial Compliance Loan or a Payment Default Loan and shall set forth in detail reasonably satisfactory to the Agent the basis for such borrowing (including all necessary calculations); and

            (c) furnish to each Senior Creditor as soon as available and in any event within 5 days after the end of each calendar month, a certificate signed by a Responsible Officer of Special Metals, setting forth in detail reasonably satisfactory to the Senior Creditors the aggregate principal amount of the SIMA Loans outstanding on the last day of such month, the borrowing date therefor, the interest rate applicable thereto, and stating whether such Loans were borrowed as Financial Compliance Loans or Payment Default Loans.

            14.   Covenants of SIMA; Acknowledgment of Reliance.

            SIMA hereby covenants and agrees for the benefit of the Agent and the other Senior Creditors that so long as Special Metals may borrow, or request the issuance of letters of credit, under the Credit Agreement and until the Senior Debt has been indefeasibly paid in full and all the Senior Letters of Credit have expired or been terminated, SIMA shall comply in all respects with its obligations under this Agreement, including the obligation to make loans to Special Metals pursuant to Section 3. SIMA hereby acknowledges that the Senior Creditors are entering into the Credit Agreement in reliance upon SIMA's execution and delivery of this Agreement and its covenant to perform its obligations hereunder in accordance with the terms hereof.

            15.   Events of Default.


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            The occurrence of any of the following events shall constitute an event of default hereunder:

            (a) At any time after the last day of the SIMA Commitment Period, Special Metals shall fail to make payment of any amounts owing under this Agreement or the SIMA Note within ten (10) days following the due date thereof;

            (b) At any time after the last day of the SIMA Commitment Period, Special Metals shall (i) default in the payment of principal of or interest on any indebtedness or in the payment of any guaranty obligation in an individual principal amount of $1,000,000.00 or more or an aggregate principal amount of $1,000,000.00 or more beyond the period of grace, if any, provided in the instrument or agreement under which indebtedness or guarantee obligation was created; or (ii) shall default in the observance or performance of any other covenant, agreement or condition relating to any such indebtedness or guarantee obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other condition is to cause or to permit the lender of such indebtedness or beneficiary of such guarantee obligation to cause, with the giving of notice or the lapse of time or both, if required, such indebtedness to become due prior to its stated maturity or such guarantee obligation to become payable;

            (c) One or more judgments or decrees shall be entered against Special Metals at any time after the last day of the SIMA Commitment Period, involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000.00 or more and there shall have been a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or decree, by reason of a pending appeal or otherwise, shall not be in effect or during which such judgments or decrees shall not have been vacated or discharged; or

            (d) (i) Special Metals shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Special Metals shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Special Metals any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief for any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for period of sixty (60) days; or (iii) there shall be commenced against Special Metals any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof, or (iv) Special Metals shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii) or (iii)



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above; or (v) Special Metals shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

            Without in any way limiting SIMA's right to demand payment at any time after the last day of the SIMA Commitment Period (subject to the terms of the Subordination Agreement), upon the occurrence after the last day of the SIMA Commitment Period of one of the events specified in paragraphs (a), (b) or (c) above, all amounts due under this Agreement and the SIMA Note may, at SIMA's option, be accelerated and declared payable in full, subject to the terms of the Subordination Agreement, and SIMA's obligation to make further loans hereunder shall be terminated. Upon the occurrence of one of the events specified in clause (d) (whether before or after the last day of the SIMA Commitment Period), all amounts due under this Agreement and the SIMA Note shall automatically be accelerated and become payable in full, subject to the terms of the Subordination Agreement, and SIMA's obligation to make further loans hereunder shall be terminated.

            16.   Confirmation of Subordination.

            Special Metals and SIMA hereby acknowledge and agree that all of the obligations of Special Metals hereunder and under the SIMA Note, the indebtedness evidenced by the SIMA Note and all claims SIMA may now or at any time hereafter have against Special Metals or any of its assets arising out of or relating to such obligations and indebtedness are subordinated to the Senior Debt as provided in the Subordination Agreement and that payment of such obligations and indebtedness is subject to the restrictions set forth in the Subordination Agreement.

            17.   Specific Performance.

            The Agent is hereby authorized to demand specific performance of the respective obligations of Special Metals and SIMA under this Agreement, and Special Metals and SIMA hereby irrevocably waive any defense based on adequacy of a remedy at law that might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor.

            18.   Termination of Existing Subordinated Loan Agreement.

            Special Metals and SIMA hereby agree that (a) Special Metals shall not request, and SIMA shall have no obligation to make, any loans under the Subordinated Loan Agreement and Note dated December 15, 1994, between Special Metals and SIMA (as amended, the "Existing SIMA Agreement"), from and after the date on which this Agreement shall have been executed and delivered by all the parties hereto and the SIMA Note shall have been executed and delivered by Special Metals (such date herein called the "Effective Date") and (b) the loans made by SIMA to Special Metals under the Existing SIMA Agreement that are outstanding on the Effective Date shall be due and payable in full in accordance with the terms thereof upon demand made by SIMA at any time after the Effective

Date, subject to the restrictions contained


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in the Subordination Agreement.

            19.   Cumulative Rights.

            Each and every right granted to SIMA or any Senior Creditor hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.

            20.   Waivers and Amendments.

            (a) No failure on the part of SIMA or any Senior Creditor to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof or of any default hereunder, nor shall any single or partial exercise by SIMA or any Senior Creditor of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No amendment, modification or waiver of any provision of this Agreement, nor any consent to any departure herefrom, shall in any event be effective unless the same shall be in writing, signed by all the parties hereto and consented to in writing by the Agent with the approval of the requisite number of Senior Lenders under the Credit Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

            (b) Special Metals hereby waives presentment, protest, demand, notice of dishonor or default, and notice of any kind except as herein required with respect to this Agreement, the SIMA Note or the performance of its obligations under this Agreement or the SIMA Note.

            21.   GOVERNING LAW.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAWS.

            22.   SUBMISSION TO JURISDICTION.

            (A) EACH OF SIMA AND SPECIAL METALS HEREBY EXPRESSLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS SITTING IN NEW YORK COUNTY, STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SIMA NOTE OR THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER AND EACH OF THEM AGREES THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO ANY OF SAID COURTS OR A JUDGE THEREOF MAY BE SERVED UPON IT WITHIN OR



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WITHOUT SUCH COURT'S JURISDICTION BY REGISTERED OR CERTIFIED MAIL (RETURN
RECEIPT REQUESTED) OR BY PERSONAL SERVICE, AT THE ADDRESS OF SUCH PARTY SPECIFIED NEXT TO ITS SIGNATURE HERETO (OR AT SUCH OTHER ADDRESS AS SUCH PARTY SHALL SPECIFY BY A PRIOR NOTICE IN WRITING TO THE OTHER PARTIES HERETO).

            (B) EACH OF SIMA AND SPECIAL METALS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SIMA NOTE BROUGHT IN ANY FEDERAL OR STATE COURT SITTING IN NEW YORK COUNTY, STATE OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (C) NOTWITHSTANDING THE FOREGOING, ANY PARTY HERETO MAY SUE ANY OTHER PARTY HERETO, AND MAY BE SUED BY ANY SENIOR CREDITOR, IN ANY JURISDICTION WHERE SUCH OTHER PARTY OR ANY OF ITS ASSETS MAY BE FOUND AND MAY SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            23.   WAIVER OF JURY TRIAL.

            EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE SIMA NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            24.   Expenses.

            Special Metals agrees to pay all costs and expenses of SIMA, the Agent or any other Senior Creditor (including the reasonable fees and disbursements of counsel) in connection with the preparation of this Agreement (subject, in the case of the fees and disbursements of counsel relating to such preparation, to the terms of the Fee Letter) and any amendment hereof and the enforcement of any rights of SIMA, the Agent, the Senior Creditors or any of them hereunder. SIMA agrees to pay all costs and expenses of the Agent or any other Senior Creditor (including the reasonable fees and disbursements of counsel) in connection with the enforcement of any rights of the Agent, the Senior Creditors or any of them against SIMA hereunder.

            25.   Termination; Payment in Full; Reinstatement.

            (a) This Agreement is a continuing agreement and shall remain in full force and effect so long as Special Metals may borrow hereunder or under the Credit Agreement or request the issuance of letters of credit under the Credit Agreement or any Senior Letter of Credit is outstanding, and until the indefeasible payment in full of the Senior Debt and of all obligations of Special Metals to SIMA hereunder.

            (b) The Senior Debt shall not be deemed to have been indefeasibly paid in full for purposes of this Agreement until all amounts owing thereon (including, without limitation, all Post-Petition Interest, if any) shall have been paid to the Senior Creditors, whether or not a claim for such amounts (including a claim for such Post-Petition Interest) is enforceable, and any applicable preference periods shall have expired.

            (c) If at any time after the last day of the SIMA Commitment Period all or any part of any payment of the Senior Debt received by any Senior Creditor is or must be rescinded or returned to Special Metals or any other Person for any reason whatsoever (including, without limitation, by reason of the insolvency, bankruptcy, or reorganization of Special Metals or such other Person), this Agreement and the SIMA Commitment shall be reinstated as though the SIMA Commitment Period had not ended.

            26.   Assignments.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither Special Metals nor SIMA shall transfer, sell or otherwise dispose of any of its obligations hereunder or, in the case of SIMA, any portion of the loans made by it to Special Metals hereunder, without the prior written consent of the Agent (acting upon instructions of the requisite number of Senior Lenders under the Credit Agreement).

            27.   Addresses for Notices, Etc.

            All notices, requests, demands, instructions, directions and other communications provided for hereunder shall be in writing (which term shall include telecopied communications) and shall be sent by overnight courier, telecopied or delivered to the applicable party at the address or telecopier number specified for such party opposite its signature line below or, as to any party, to such other address or telecopier number as such party shall specify by a notice in writing to the other parties hereto. Each notice, request, demand, instruction, direction or other communication provided for hereunder shall be deemed delivered (i) if by overnight courier, one Business Day (or, in the case of any party hereto that has indicated an address for notices that is located outside the United States, two Business Days) after being delivered to the overnight courier, addressed to the applicable party at its address set forth above, (ii) if by hand, when delivered to the applicable party at such address, and (iii) if by telecopy, when sent to the applicable party at such telecopier number.

            28.   Severability.

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render such provision unenforceable in any other jurisdiction.

            29.   Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, all of which when taken together shall constitute but one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date first above written.


Address:                            SPECIAL METALS CORPORATION

4317 Middle Settlement Road
New Hartford, New York 13413        By _________________________________
Attention: Donald C. Darling           Name:
Telecopier: (315) 798-2001             Title:


Address:                            SOCIETE INDUSTRIELLE DE MATERIAUX
                                    AVANCES
____________________________
____________________________
____________________________        By: ________________________________
Attention: _________________            Name:
Telecopier: ________________            Title:

                                                                     EXHIBIT A

                            FORM OF PROMISSORY NOTE

            This Note and the indebtedness evidenced hereby is subject to the restrictions contained in a Subordination Agreement (as such agreement may from time to time be amended, modified or supplemented, the "Subordination Agree ment") dated as of October 18, 1996, among Special Metals Corporation, a Delaware corporation, Societe Industrielle de Materiaux Avances, a societe anonyme organized under the laws of the Republic of France and Credit Lyonnais New York Branch, a New York-licensed branch of Credit Lyonnais, S.A., a banking corporation organized and existing under the laws of the Republic of France, in its capacity as agent for the Lenders and Issuing Bank specified in the Subordination Agreement; and each holder of this Note, by its acceptance hereof, shall be bound by the Subordination Agreement.


$6,000,000                                                  New York, New York
                                                            October 18, 1996


       For value received, SPECIAL METALS CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of SOCIETE INDUSTRIELLE DE MATERIAUX AVANCES, a societe anonyme organized under the laws of the Republic of France (the "Lender"), ON DEMAND, the principal amount of Six Million United States Dollars (US$6,000,000) or, if less, the principal amount of all SIMA Loans made by the Lender to the Borrower pursuant to the Cash Flow Support Agreement referred to below that are then outstanding. The Borrower also promises to pay interest on the unpaid principal amount of each such SIMA Loan from the date such SIMA Loan is made until it is repaid in full, on the dates and at the rates specified in the Cash Flow Support Agreement. All such payments of principal and interest shall be made in lawful money of the United States of America and in immediately available funds in accordance with the terms of the Cash Flow Support Agreement at the office of the Lender specified in the Cash Flow Support Agreement or in accordance with wiring instructions specified by the Lender.

       All SIMA Loans made by the Lender and all payments of the principal thereof shall be recorded by the Lender on the schedule attached hereto or any continuation thereof. Any such recordation shall constitute prima facie evidence of the existence and amounts of the obligations of the Borrower so recorded; provided, however, that the failure of the Lender to make any such recordation shall not affect the obligations of the Borrower hereunder or under the Cash Flow Support Agreement.

       This note is the SIMA Note referred to in the Cash Flow Support Agreement dated as of October 18, 1996, by the Borrower and the Lender in favor of the Senior Creditors specified therein (as the same may be amended, restated, supplemented or otherwise modified from time to time with the approval of the Agent, the "Cash Flow Support Agreement") and is entitled to the benefits thereof. Terms defined in the Cash Flow Support Agreement are used herein with the same meanings. Reference is made to the Cash Flow Support Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof. The Borrower hereby waives presentment, demand, protest and all other notices of any kind in connection with this Note.

       THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS
PRINCIPLES OF CONFLICT OF LAWS.


                           SPECIAL METALS CORPORATION



                           By:______________________________
                              Name:
                              Title:

                                                                     EXHIBIT B


                         FORM OF NOTICE FROM THE AGENT

Societe Industrielle de Materiaux Avances
__________________________________
__________________________________
__________________________________
Attention:________________________


Ladies and Gentlemen:

       Reference is made to (i) the Credit Agreement dated as of October 18, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Special Metals Corporation ("Special Metals"), the financial institutions from time to time party thereto (the "Lenders"), and Credit Lyonnais New York Branch, as Issuing Bank and as Agent and (ii) the Cash Flow Support Agreement dated as of October __, 1996, by Special Metals and Societe Industrielle de Materiaux Avances ("SIMA") in favor of the Lenders, the Issuing Bank and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Cash Flow Support Agreement"). Unless otherwise defined herein, terms defined in the Credit Agreement or the Cash Flow Support Agreement and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement or the Cash Flow Support Agreement, as the case may be.

       We hereby notify you pursuant to Section 4(a) of the Cash Flow Support Agreement that a [Financial Covenant Default] [Payment Default] has occurred and is continuing. We hereby request that you make a [Financial Compliance Loan] [Payment Default Loan] to Special Metals pursuant to the terms of the Cash Flow Support Agreement in the amount of $______ (or, if less, the total amount of the Available SIMA Commitment on the date hereof). Please disburse the proceeds of said Loan no later than 12:00 Noon, New York time, on _____________

___________(1), by a wire transfer in U.S. Dollars to the account maintained by Special Metals with the Agent, in accordance with the wiring instructions set forth below:


                              ___________________________
                              ___________________________
                              ___________________________

                                       Very truly yours,


                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By ________________________________
                                       Name:
                                       Title:

--------
(1) Insert date which is at least three Business Days after the date on which this notice is transmitted to SIMA.


                                      4